UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2018

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 17, 2018 (the “Effective Date”), VerifyMe, Inc. (the “Company”) appointed Ms. Margaret Gezerlis as the Company’s Chief Financial Officer (the “CFO”). Ms. Gezerlis has been an employee of the CFO Squad LLC (the “CFO Squad”) since February 2018. Previously, Ms. Gezerlis was a Financial Reporting Manager at Bankrate.com from March 2017 until February 2018. Prior to her position at Bankrate.com, Ms. Gezerlis held positions at Westport Fuel Systems from March 2014 to November 2016 and Workiva from June 2012 to March 2014. Ms. Gezerlis holds an international accounting qualification from the Association of Chartered Certified Accountants.

Immediately prior to appointing Ms. Gezerlis, the Company terminated Mr. James S. Cardwell as the Company’s CFO effective immediately. The Company’s Consulting Services Agreement with the CFO Squad, as disclosed in the Company’s current report on Form 8-K filed on January 18, 2018, remains in effect during Ms. Gezerlis’ employment as CFO. Mr. Cardwell remains an employee of the CFO Squad. The Company elected to switch CFOs from among the CFO Squad’s employees as a result of the extraordinary services Ms. Gezerlis performed in connection with the audit for the Company’s fiscal year ended December 31, 2017. The CFO prior to Mr. Cardwell had an undisclosed terminal illness which prevented him from maintaining records properly and created obstacles for the CFO Squad.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: May 23, 2018	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer